EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 1, 2003 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in TeamStaff, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Lazar, Levine & Felix, LLP
Lazar, Levine & Felix, LLP

New York, New York
November 11, 2004